CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report dated June 19, 1999 included in this Form 11-K, into the Company's previously filed Registration Statements, file numbers 33-80389, 33-80391, and 33-80409.



/s/ Arthur Andersen LLP

Salt Lake City, Utah
June 28, 1999